Equitable Life Insurance Company of Iowa
                                   USG Annuity & Life Company/r/
                                   Golden American Life Insurance Company
                                   Equitable Investment Services, Inc.
                                   Locust Street Securities, Inc.

                         April 14, 1999


Board of Directors
Equitable Life Insurance Company of Iowa
909 Locust Street
Des Moines, Iowa  50309

RE:  Opinion and Consent of Counsel, Equitable Life
     Insurance Company of Iowa Separate Account A

Gentlemen:

You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable and Fixed Annuity Contracts (the "Contracts") to be issued by Equitable Life Insurance Company of Iowa and its separate account, Equitable Life Insurance Company of Iowa Separate Account A.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

I am of the opinion that:

1. Equitable Life Insurance Company of Iowa Separate Account A is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

I consent to the reference to my name under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.


                                 Sincerely,

                                 /s/ James R. Mumford
                                 ----------------------
                                 James R. Mumford
                                 General Counsel and Secretary


                                 Equitable Life Insurance Company of Iowa
                                 USG Annuity & Life Company/r/
                                 909 Locust Street, Des Moines, Iowa 50309-2899